EXHIBIT 23



                              CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statement, on Form S-3 (Registration No. 333-11521-99), relating to CH Energy Group, Inc.'s Stock Purchase Plan, and (ii) Part II of the Registration Statement, on Form S-8 (Registration No. 333-46528), relating to CH Energy Group, Inc.'s Long-Term Performance-Based Incentive Plan, of our report dated January 26, 2001 appearing in this Annual Report on Form 10-K for the year ended December 31, 2000.



/S/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
New York, New York
March 5, 2001